Exhibit 99.1
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contacts:	Media Contact:
	Lori Barker Padon	Mike Wong
	(408) 801-1384	(408) 801-1240

Jay Iyer
(408) 801-2067
SANDISK ANNOUNCES SECOND QUARTER RESULTS
Milpitas, CA, July 19, 2007 — SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the second quarter ended July 1, 2007. Second quarter revenue increased 15% on a year-over-year basis to $827 million and net income in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $28 million, or $0.12 per diluted share, compared to GAAP net income of $96 million, or $0.47 per diluted share, in the second quarter of 2006.
Excluding the impact of acquisition-related charges, stock compensation expense and the related tax effect, second quarter non-GAAP net income was $72 million, or $0.30 per diluted share, compared to second quarter 2006 non-GAAP net income of $118 million, or $0.58 per diluted share.
“Demand for our products in the retail channel recovered nicely in the second quarter, resulting in record megabyte sales. In particular, SanDisk’s growing strength in Europe and other international markets doubled our international unit sales compared to last year,” said Eli Harari, Chairman and CEO. “Product gross margins stabilized despite substantial price reductions in the second quarter. We expect product gross margins to improve gradually in the second half of the year, driven by more moderate price declines resulting from an expected improvement in the balance between demand and supply, declining manufacturing costs and strength in our income from royalties. The flurry of new Flash memory enabled, highly innovative consumer and mobile products coming from our customers, our competitors, and ourselves, we believe, will fuel strong demand for our products in the second half of 2007 and in 2008. Our strategic investments in leading edge technology and IP, captive low-cost manufacturing capacity, product innovation and global retail channels position us exceptionally well to profit in the expected industry growth cycle.”

Key Metrics and Highlights
•	Product revenue was $720 million in the second quarter, up 13% year-over-year.

•	License and royalty revenue for the second quarter was $107 million, up 30% year-over-year.

•	Total megabytes sold in the second quarter increased 217% on a year-over-year basis and 50% from the first quarter of 2007.

•	Average price per megabyte sold declined 65% on a year-over-year basis and 26% sequentially.

•	Average retail card capacity in the second quarter was 1475 megabytes, up 95% from the second quarter of 2006 and up 20% sequentially.

•	GAAP product gross margin in the second quarter was 16.2%, compared to 32.4% in the second quarter of 2006.

•	Non-GAAP product gross margin for the second quarter was 19.0% compared to 32.8% in the second quarter of 2006 and up from 18.5% in the first quarter of 2007.

•	GAAP operating income for the second quarter of 2007 was $14 million compared to GAAP operating income of $129 million in the second quarter of 2006.

•	Non-GAAP operating income was $74 million, or 9% of revenue, compared to non-GAAP operating income of $159 million, or 22% of revenue in the second quarter of 2006 and up from 6% in the first quarter of 2007.

•	SanDisk expanded its line of Solid State Drives (SSD) to include the 2.5 inch 64-gigabyte (GB) SSD targeted as a high performance, lower total cost of ownership replacement for hard drives used in notebook PCs.

•	IBM selected SanDisk’s 2.5 inch SSD for storage within the BladeCenter® HS21 XM, which features higher processing performance at lower power levels than traditional hard drives.

•	SanDisk and Microsoft signed an agreement for a next-generation software and hardware solution to place application programs and personal customization on USB flash drives and flash cards.

•	SanDisk introduced two corporate USB flash drives with mandatory security and optional centralized control.

•	Three new high capacity mobile cards were announced to meet consumer’s growing demand for handset storage: 6 and 8-GB1 microSD™ High Capacity cards and a 4-GB Memory Stick Micro™ (M2).

•	SanDisk launched its highest speed Extreme Compact Flash® and SD™ Plus memory cards and its fastest USB drive in a marketing partnership with Ducati featuring speed and performance.
Scheduled Interviews
SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on July 19, 2007 at approximately 1:15 p.m. PDT. Judy Bruner, SanDisk’s Executive Vice President, Administration and CFO, is scheduled to appear on Bloomberg TV’s “Bloomberg On The Markets,” July 20, 2007 beginning at approximately 9:30 a.m. PDT.
Conference Call
SanDisk’s second quarter 2007 conference call is scheduled for 2:00 p.m. PDT, Thursday, July 19, 2007. The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 312-1292. The dial-in password is 4682584. A copy of this press release will be furnished to the

Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.
A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.
Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook, anticipated increased demand for our consumer and OEM products, including our mobile products, expected industry-wide growth, future profits, an increase in product gross margins, improved balance between market supply and demand, manufacturing cost reductions, strong royalty income, expected technology transitions and the timing and cost benefits thereof, our planned investments in advanced technologies, products, markets and our brand, and scheduled appearances by our Chairman and CEO and our CFO that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others:
•	slower than expected growth in market demand for our products, for example, in our solid state drives and our MP3 players, or a slower adoption rate for our products in current and new markets that we are targeting,

•	future average selling price erosion that may be more severe than our expectations due to decreased demand or excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors,

•	any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us,

•	slower than expected expansion of our global sales channels,

•	fluctuations in operating results, unexpected yield variances and delays related to our conversion to 56-nanometer NAND flash technology or the ramp-up of the 300mm flash fabrication facility,

•	our inability to make additional planned smaller geometry conversions in a timely manner,

•	less than expected growth in the average megabyte capacity per card,

•	higher than expected operating expenses,

•	higher than anticipated capital equipment expenditures,

•	fluctuations in license and royalty revenues,

•	business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products,

•	risks related to our acquisition of msystems, including that we may not realize the expected benefits of the acquisition due to integration challenges or that we may incur substantial costs or other damages associated with pending or future litigation related to the merger or costs or damages related to msystems’ prior stock option grant practices,

•	adverse results in litigation affecting us,

•	the risk that scheduled appearances by our executives could be cancelled or delayed by us or the network, and

•	other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our

Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Forms 10-Q.
Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.
About SanDisk
SanDisk is the original inventor of flash storage cards and is the world’s largest supplier of flash data storage card products using its patented, high-density flash memory and controller technology. SanDisk is headquartered in Milpitas, CA and has operations worldwide with more than half its sales outside the U.S.

[1]	1 gigabyte (GB) = 1 billion bytes.
www.sandisk.com
SanDisk, the SanDisk logo, and Compact Flash are trademarks of SanDisk Corporation, registered in the United States and other countries. SD, microSD and SDHC are trademarks. Memory Stick Micro is a trademark of Sony Corporation. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Revenues:
Product	$719,991	$636,675	$1,409,348	$1,174,403
License and royalty	107,041	82,510	203,770	168,042

Total revenues	827,032	719,185	1,613,118	1,342,445

Cost of product revenues	588,736	430,177	1,158,824	815,044
Amortization of acquisition-related intangible assets	14,583	—	35,645	—

Total cost of product revenues	603,319	430,177	1,194,469	815,044

Gross profits	223,713	289,008	418,649	527,401

Operating expenses:
Research and development	101,185	73,785	196,825	137,547
Sales and marketing	60,517	45,067	116,723	88,442
General and administrative	41,165	37,182	88,156	67,198
Restructuring	212	—	6,728	—
Write-off of acquired in-process technology	—	—	—	39,600
Amortization of acquisition-related intangible assets	7,050	4,432	16,150	8,147

Total operating expenses	210,129	160,466	424,582	340,934

Operating income (loss)	13,584	128,542	(5,933)	186,467

Total other income	38,556	22,013	74,815	40,477

Income before taxes	52,140	150,555	68,882	226,944

Provision for income taxes	23,605	54,914	35,762	96,188

Income after taxes	28,535	95,641	33,120	130,756

Minority interest	51	—	5,211	—

Net income	$28,484	$95,641	$27,909	$130,756

Net income per share:
Basic	$0.12	$0.49	$0.12	$0.67
Diluted	$0.12	$0.47	$0.12	$0.65

Shares used in computing net income per share:
Basic	227,959	195,527	227,707	194,302
Diluted	236,036	202,980	235,951	202,522

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$28,484	$95,641	$27,909	$130,756
Adjustments:
Share-based compensation (a)	36,971	25,870	68,190	44,656
Amortization of acquisition-related intangible assets (c)	21,633	4,432	51,795	8,147
Inventory step-up expense related to msystems acquisition (d)	2,119	—	7,066	—
Write-off of acquired in-process technology (b)	—	—	—	39,600
Income tax adjustments (e)	(17,364)	(8,385)	(38,283)	(15,583)

NON-GAAP NET INCOME	$71,843	$117,558	$116,677	$207,576

GAAP COST OF PRODUCT REVENUES	$603,319	$430,177	$1,194,469	$815,044
Share-based compensation (a)	(3,307)	(2,478)	(6,521)	(2,478)
Amortization of acquisition-related intangible assets (c)	(14,583)	—	(35,645)	—
Inventory step-up expense related to msystems acquisition (d)	(2,119)	—	(7,066)	—

NON-GAAP COST OF PRODUCT REVENUES	$583,310	$427,699	$1,145,237	$812,566

GAAP GROSS PROFIT	$223,713	$289,008	$418,649	$527,401
Share-based compensation (a)	3,307	2,478	6,521	2,478
Amortization of acquisition-related intangible assets (c)	14,583	—	35,645	—
Inventory step-up expense related to msystems acquisition (d)	2,119	—	7,066	—

NON-GAAP GROSS PROFIT	$243,722	$291,486	$467,881	$529,879

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$101,185	$73,785	$196,825	$137,547
Share-based compensation (a)	(13,013)	(10,421)	(25,700)	(19,207)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$88,172	$63,364	$171,125	$118,340

GAAP SALES AND MARKETING EXPENSES	$60,517	$45,067	$116,723	$88,442
Share-based compensation (a)	(10,361)	(5,125)	(17,284)	(9,164)

NON-GAAP SALES AND MARKETING EXPENSES	$50,156	$39,942	$99,439	$79,278

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$41,165	$37,182	$88,156	$67,198
Share-based compensation (a)	(10,290)	(7,846)	(18,685)	(13,807)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$30,875	$29,336	$69,471	$53,391

GAAP TOTAL OPERATING EXPENSES	$210,129	$160,466	$424,582	$340,934
Share-based compensation (a)	(33,664)	(23,392)	(61,669)	(42,178)
Write-off of acquired in-process technology (b)	—	—	—	(39,600)
Amortization of acquisition-related intangible assets (c)	(7,050)	(4,432)	(16,150)	(8,147)

NON-GAAP TOTAL OPERATING EXPENSES	$169,415	$132,642	$346,763	$251,009

GAAP OPERATING INCOME (LOSS)	$13,584	$128,542	$(5,933)	$186,467
Cost of goods sold adjustments (a) (c) (d)	20,009	2,478	49,232	2,478
Operating expense adjustments (a) (b) (c)	40,714	27,824	77,819	89,925

NON-GAAP OPERATING INCOME	$74,307	$158,844	$121,118	$278,870

GAAP NET INCOME	$28,484	$95,641	$27,909	$130,755
Cost of goods sold adjustments (a) (c) (d)	20,009	2,478	49,232	2,478
Operating expense adjustments (a) (b) (c)	40,714	27,824	77,819	89,925
Income tax adjustments (e)	(17,364)	(8,385)	(38,283)	(15,583)

NON-GAAP NET INCOME	$71,843	$117,558	$116,677	$207,575

Diluted net income per share:
GAAP	$0.12	$0.47	$0.12	$0.65
Non-GAAP	$0.30	$0.58	$0.49	$1.02

Shares used in computing diluted net income per share:
GAAP	236,036	202,980	235,951	202,522
Non-GAAP	236,855	204,126	236,649	203,716

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)

(*)	To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management, and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006 and msystems Ltd. in November 2006, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and share-based compensation do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology that do not reflect the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)	Write-off of acquired in-process technology associated with the Matrix acquisition (January 2006) and msystems acquisition (November 2006).

(c)	Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisition of Matrix and msystems.

(d)	Inventory step-up expense related to msystems acquisition.

(e)	Income taxes associated with certain non-GAAP adjustments.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(In thousands)

	July 1, 2007	April 1, 2007	December 31, 2006
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,124,213	$1,811,109	$1,580,700
Short-term investments	1,787,022	1,169,795	1,251,493
Accounts receivable from product revenues, net	311,705	144,228	611,740
Inventory	601,372	594,156	495,984
Deferred taxes	176,480	175,770	176,007
Other current assets	246,745	162,422	125,937

Total current assets	4,247,537	4,057,480	4,241,861

Long-term investments	330,020	527,363	457,184
Property and equipment, net	341,829	328,645	317,965
Notes receivable and investments in flash ventures	531,684	442,884	462,307
Deferred taxes	113,788	95,366	102,100
Goodwill	849,907	852,862	910,254
Intangibles, net	354,079	376,827	389,078
Other non-current assets	59,855	68,783	87,034

Total Assets	$6,828,699	$6,750,210	$6,967,783

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$190,240	$188,680	$261,870
Accounts payable to related parties	141,041	159,710	139,627
Other current accrued liabilities	189,130	162,687	311,000
Deferred income on shipments to distributors and retailers and deferred revenue	143,587	99,273	183,950

Total current liabilities	663,998	610,350	896,447

Convertible long-term debt	1,225,000	1,225,000	1,225,000
Non-current liabilities and deferred revenue	130,552	115,269	72,226

Total Liabilities	2,019,550	1,950,619	2,193,673

Minority interest	1,207	3,651	5,976

Stockholders’ Equity:
Common stock	3,722,400	3,686,562	3,657,121
Retained earnings	1,091,752	1,099,580	1,105,520
Accumulated other comprehensive income (loss)	(6,210)	9,798	5,493

Total stockholders’ equity	4,807,942	4,795,940	4,768,134

Total Liabilities and Stockholders’ Equity	$6,828,699	$6,750,210	$6,967,783

SanDisk Corporation
Condensed Consolidated Comparative Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Six months ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Cash flows from operating activities:
Net income	$28,484	$95,641	$27,909	$130,756
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred taxes	24,329	(3,939)	35,760	(17,395)
Loss (gain) investment	1,637	(602)	(567)	(1,195)
Depreciation and amortization	64,137	31,269	129,233	57,666
Provision for doubtful accounts	625	1,527	1,538	1,001
Deferred share-based compensation	36,971	25,903	68,190	44,688
Tax benefit from share-based compensation	(5,247)	(19,114)	(11,508)	(61,023)
Write-off of acquired in-process technology	—	—	—	39,600
Other non-cash charges	3,827	(3,536)	8,576	(4,744)
Changes in operating assets and liabilities:
Accounts receivable	(168,103)	(67,498)	298,927	23,048
Inventories	(6,454)	35,508	(104,563)	(39,976)
Other assets	(93,601)	(68,324)	(30,176)	(8,743)
Accounts payable trade	1,535	(65,623)	(71,698)	(123,758)
Accounts payable to related parties	(11,668)	6,857	10,879	13,065
Other liabilities	33,077	91,270	(197,702)	58,798

Total adjustments	(118,935)	(36,302)	136,889	(18,968)

Net cash provided by (used in) operating activities	(90,451)	59,339	164,798	111,788

Cash flows from investing activities:
Purchases of short and long-term investments	(1,054,695)	(685,531)	(1,591,857)	(805,300)
Proceeds from sale and maturities of short and long-term investments	655,536	220,782	1,204,682	375,446
Investment in Flash Partners and Flash Alliance	—	(84,338)	—	(127,919)
Acquisition of capital equipment, net	(54,002)	(37,125)	(97,801)	(89,722)
Notes receivable from FlashVision	12,735	—	37,512	—
Notes receivable from Flash Partners	(123,305)	(95,445)	(123,305)	(95,445)
Purchased technology and other assets	—	—	(13,240)	—
Cash acquired in business combination, net of acquisition costs	—	—	—	9,432

Net cash used in investing activities	(563,731)	(681,657)	(584,009)	(733,508)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	—	1,125,500	—	1,125,500
Purchase of convertible bond hedge	—	(386,090)	—	(386,090)
Proceeds from issuance of warrants	—	308,672	—	308,672
Proceeds from debt financing	3,791	—	3,791	—
Proceeds from employee stock programs	15,732	22,789	54,102	68,850
Distribution to minority interest	(2,395)	—	(9,880)	—
Tax benefit from share-based compensation	5,247	19,114	11,508	61,023
Share repurchase programs	(55,321)	—	(97,417)	—

Net cash provided by (used in) financing activities	(32,946)	1,089,985	(37,896)	1,177,955

Effect of changes in foreign currency exchange rates on cash	232	247	620	186

Net increase (decrease) in cash and cash equivalents	(686,896)	467,914	(456,487)	556,421

Cash and cash equivalents at beginning of period	1,811,109	850,565	1,580,700	762,058

Cash and cash equivalents at end of period	$1,124,213	$1,318,479	$1,124,213	$1,318,479